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                                                                    EXHIBIT 10.4


                                 PROMISSORY NOTE

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Principal         Loan Date      Maturity         Loan No      Call     Collateral    Account     Officer    Initials
$1,000,000.00     01-15-1992     01-16-1999       9001         2A2      STK           4009577     40DXT
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References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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

Borrower: COWLITZ BANKCORPORATION               LENDER: KEY BANK OF WASHINGTON
          927 COMMERCIAL AVENUE                         CORPORATE BANKING
          LONGVIEW, WA 98632                            700 FIFTH AVENUE
                                                        P.O. BOX 90
                                                        SEATTLE, WA 98111-0090
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Principal Amount:  $1,000,000.00                 Date of Note:  January 15, 1992

PROMISE TO PAY. COWLITZ BANCORPORATION ("Borrower") promises to pay to KEY BANK OF WASHINGTON ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million & 00/100 Dollars ($1,000,000.00), together with interest on the unpaid principal balance from January 16, 1992, until paid in full. The interest rate will not increase above 14.000%.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

         28 consecutive quarterly interest payments, beginning April 16, 1992, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the index described below; 1 principal payment of $115,000.00 on January 16, 1993, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the index described below; 1 principal payment of $124,775.00 on January 16, 1994, with interest calculated on the unpaid principal balances at an interest rate of
         1.000 percentage points over the Index described below; 1 principal payment of $135,380.88 on January 16, 1995, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the index described below; 1 principal payment of $146,888.25 on January 16, 1996, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the index described below; 1 principal payment of $159,373.75 on January 16, 1997, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the index described below; 1 principal payment of $172,920.52 on January 16, 1998, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the index described below; and 1 principal payment of $145,661.60 on January 16, 1999, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the index described below. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Lender's announced prime rate (the "Index"). The interest rate will change on the date of each announced change of the Index within Key Bank of Washington. The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, the Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day that the Index changes. The Index currently is 6.500% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth in the "Payment" section. Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be effective as of the last payment date of the just-ending payment stream. Notwithstanding the foregoing, the variable interest rate or rates provided for in this Note will be subject to the following minimum and maximum rates. NOTICE: Under no circumstances will the interest rate on this Note be less than 8.500% per annum or more than (except for any higher default rate shown below) the lesser of 14.000% per annum or the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) increase the final payment.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $50.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower's making fewer payments.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $10.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished lo Lender by Borrower or on Borrower's behalf is false or misleading in any material respect. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any of the events described in this default section occurs with respect to any guarantor of this Note.

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01-15-1992                 PROMISSORY NOTE                                Page 2
Loan No 9001                 (Continued)
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LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note by 5.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Washington. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of KING County, the State of Washington. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA, Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, extend (repeatedly and for any length of time) or modify this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

COWLITZ BANCORPORATION


By: /s/ Charles W. Jarrett                 By: /s/ James A. Wills
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   CHARLES W. JARRETT, PRESIDENT & CEO         JAMES A. WILLS, VICE PRESIDENT